                                                                Exhibit 3.17

                 AMENDMENT TO DALTON CORPORATION CODE OF BYLAWS

          Article III, Section 3.02, Sentence 1 relating to the number of the board of directors of Dalton Corporation is hereby amended to read as follows:

"The number of directors of the corporation shall be no less than two (2) and no more than seven (7)."

          Article IV, Section 4.01, Sentence 2 relating to the Chairman and President as members of the Board of Directors is hereby deleted.

     This amendment shall became effective on the Effective Date of the Prepackaged Joint Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries, without further action by the board of directors or shareholders of Dalton Corporation, pursuant to the Bankruptcy Court Confirmation Order dated September 25, 2003.

                               DALTON CORPORATION

                          Amendment to Code of By-Laws

         RESOLVED, by the Board of Directors of Dalton Corporation, that the Company's Code of By-Laws is hereby amended to delete Section 2.01 thereof.

As adopted by the Board of Directors on August 28, 1998.

                                                    ____________________________
                                                    Secretary

                           THE DALTON FOUNDRIES, INC.

                          Amendment to Code of By-Laws

         2.01 LIMITATION OF SHARE OWNERSHIP. The ownership of substantially all of the outstanding shares of the Corporation shall be limited to its Salaried Employees and the Trustee of The Dalton Foundries, Inc. Employee Stock Ownership Plan.

As adopted by the Board of Directors on April 21, 1995.

                                                        /s/ [ILLEGIBLE]
                                                        ------------------------
                                                        Secretary

                                 CODE OF BY-LAWS
                              Amended and Restated
                                       of
                           THE DALTON FOUNDRIES, INC.

                             An Indiana Corporation

                                    ARTICLE I

                                     Offices

                           1.01 The principal office of the Corporation in the State of Indiana shall be located in the City of Warsaw and County of Kosciusko. The Corporation may have such other offices, either within or without the State of Indiana, as the Board of Directors may designate or the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  Shareholders

                           2.01     LIMITATION OF SHARE OWNERSHIP. The ownership
as amended        of outstanding shares of the Corporation shall be limited to
3/21/95           its Officers, Directors, Salaried Employees and the Trustee of
                  The Dalton Foundries, Inc. Employee Stock Ownership Plan,
as deleted        provided that not more than five percent (5%) may be held by
3/28/98           other persons.

as amended                 2.02     ANNUAL MEETING. An annual meeting of the
3/21/86 shareholders shall be held in April of each year at such time as the Board of Directors shall determine, for the election of Directors and for the transaction of such other business as may come before the meeting.

                           2.03 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Chairman, the President, the Board of Directors, or by the holders of not less than 25% of all of the stock outstanding and entitled to vote on the business proposed to be transacted thereat.

                           2.04 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Indiana, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

                           2.05 NOTICE OF MEETING. Written or printed notice of a special or annual meeting of the shareholders, stating the time, place, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each shareholder entitled to vote thereat at least ten (10) days before the date fixed for the meeting.

                           2.06 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                           2.07     WAIVER OF NOTICE. Notice of any
                  shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose of purposes for which the meeting is called, shall constitute a waiver of notice of such meeting.

                           2.08 LIST OF SHAREHOLDERS. The office or agent having charge of the stock transfer books for shares shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of 5 days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the holding of such meeting. The original share ledger or transfer book or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

                           2.09 QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented by proxy at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy. At such adjourned meeting at which a quorum shall be present or represented by proxy any business may be transacted which might have been transacted at the meeting as originally notified.

                           2.10     VOTING OF STOCK. Each outstanding share of
                  stock having voting power shall be entitled to one vote on
as amended        each matter submitted to a vote at a meeting of shareholders.
?/26/86           A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact; Provided, that shares of stock held of record by the Trustee ("Trustee") of The Dalton Foundries,
                  Inc. Employees Stock Ownership Plan ("ESOP") will be voted by the Trustee at the direction of a Nominating Committee of the Board of Directors (consisting of members of the Board of Directors) with respect to any matter which, by law or the Articles of Incorporation, does not require more than a majority of outstanding common shares voted. With respect to any matter which, by law or the Articles of Incorporation, must be decided by more than a majority of outstanding common shares voted, shares held of record by the Trustee which have not been allocated to the accounts of participants in the ESOP shall be voted by the Trustee at the direction of the Nominating Committee and shares which have been allocated shall be voted by the Trustee at the direction of the participants to whose accounts such shares have been allocated.

                           Among the duties of the Nominating Committee will be
                  the selection of candidates for the Board of Directors. The initial Nominating Committee will consist of W. M. Dalton, Kenneth L. Davidson, and Dr. Otis R. Bowen. The procedures for succession of the members of the Nominating Committee shall be as follows:

                                    (a)      In the event of his death or
                           disability, W. M. Dalton's executor or guardian will act as his successor so long as the Company or the ESOP has any indebtedness or obligation to Mr. Dalton, his estate, any trust of which he is presently a trustee, or the Dalton Decendant's Trust dated December 30, 1976, including any obligation to purchase any shares of the Company's common stock from any of them. If no such debt or obligation is outstanding, the remaining members of the Nominating Committee will select Mr. Dalton's successor. If the repayment of all such debt occurs at a time when a successor to Mr. Dalton is a member of the Nominating Committee, such successor will resign immediately upon repayment in full of such debt, and the remaining members of the Nominating Committee shall select his successor.

                                    (b)      The seat of Mr. Davidson will be
                           held by the person serving as Chief Executive Officer of the Corporation.

                                    (c)      Dr. Bowen and each person selected
                           to be his successor as a member of the Nominating Committee shall designate three independent persons as potential successors. On any vacancy of this third seat on the Nominating Committee, the other two members of the Nominating Committee shall select or appoint any person as successor, giving primary consideration to the designated list of three names. If the other two members of the Nominating Committee cannot agree upon a successor to this third seat on the Nominating Committee, and if one of the other two members gives written notice to The Dalton Foundries, Inc. Employee Stock Ownership Plan (the "ESOP") participants of such deadlock, then the other two members shall each submit one name (not an employee) to the participants of the ESOP who shall select and appoint such successor, selecting from such two submitted names and voting by majority vote with one vote per person.

                           If a quorum is present, the affirmative vote of a
                  majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law, the Articles of Incorporation or these By-Laws.

                           2.11 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders. Such consent shall have the same effect as a unanimous vote of shareholders, and may be stated as such in any document relating thereto.

                           2.12 ORGANIZATION. The Chairman, and in his absence the President, and in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as Chairman of such meetings. The presiding officer may appoint any person to act as Secretary of the meeting.

                                  ARTICLE III

                                   Directors

                           3.01 GENERAL POWERS. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all officers and of all directors for services to the Corporation as officers, directors or otherwise.

                           3.02 NUMBER AND QUALIFICATIONS. The number of directors shall be four. Directors need not be residents of the State of Indiana nor shareholders of the Corporation.

                           3.03 ELECTION AND TERM. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. Directors elected at the annual meeting of the shareholders or at any special meeting called for the purpose (including the filling of vacancies and newly created directorships) shall be elected by vote of a majority of the shares of stock represented at a meeting at which a quorum of the shareholders is present. The first Board of Directors shall hold office until the first annual meeting of shareholders. A director may resign at any time by filing his written resignation with the Secretary.

                           3.04 REMOVAL. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                           3.05 VACANCIES. Vacancies, whether by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled by vote of the shareholders at their next annual meeting or at a special meeting called for that purpose, by the affirmative vote of a majority of the shares represented at any such meeting at which a quorum is present.

                           3.06 REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of a regular annual meeting and any additional regular meetings of the Board of Directors without other notice than such resolution.

                           3.07 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman, any two directors, or the President on two (2) days' notice to each director, either personally or by mail or by telegram.

                           3.08 WAIVER OF NOTICE. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                           3.09 QUORUM. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                           3.10 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

                           3.11 ORGANIZATION. The Chairman and in his absence the President and in their absence any director chosen by the directors present, shall call meetings to order and shall act as Chairman of such meetings. The presiding officer may appoint any person to act as Secretary of the meeting.

                           3.12 COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the By-Laws or otherwise, may designate an Executive Committee, and one or more other committees, each to consist of two or more of the directors. Any such committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the committees shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The committees shall report actions taken at committee meetings to the Board when required.

                                   ARTICLE IV

                                    Officers

                           4.01 NUMBER. The officers of the Corporation shall be a Chairman, a President, one or more Vice-presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors. The Chairman and President shall be members of the Board of Directors, but the other officers need not be members of the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

                           4.02 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor is elected and has qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Election of an officer shall not of itself create contract rights.

                           4.03 REMOVAL. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                           4.04 VACANCIES. A vacancy in any office occurring because of death, resignation, removal or otherwise, may be filled by the Board of Directors.

                           4.05 THE CHAIRMAN. The Chairman shall preside at all meetings of the shareholders and the Board of Directors, shall have supervisory authority over the business of the

                  Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Chairman may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                           4.06 THE PRESIDENT. In the absence of the Chairman, the President shall preside at all meetings of the shareholders and the Board of Directors. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                           4.07 THE VICE-PRESIDENTS. The Vice-President, or if there shall be more than one, the Vice-Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President and Chairman, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                           4.08 THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall have custody of all records of the proceedings of the meetings of the Corporation and of the Board of Directors. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                           The Assistant Secretary or if there be more than one,
                  the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the

                  Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                           4.09 THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                           If required by the Board of Directors, he shall give
                  the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                           The Assistant Treasurer, or, if there shall be more
                  than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                                 Capital Stock

                           5.01 CERTIFICATES FOR SHARES OF CAPITAL STOCK. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

                           Every certificate shall state the name of the
                  registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid-up and are non-assessable. If such shares are not fully paid-up, the certificate shall be legibly stamped to indicate the per centum which has been paid-up, and as further payments are made thereon the certificate shall be stamped accordingly.

                           5.02 LOST CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                           5.03 TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

                                   ARTICLE VI

                               General Provisions

                           6.01 DIVIDENDS. The Board of Directors shall have the power, subject to any restrictions contained in the Articles of Incorporation, to declare and pay dividends upon the Corporation's outstanding shares, out of the unreserved and unrestricted earned surplus of the Corporation. Dividends may be paid in cash, in property or in shares of the Corporation, but no dividend payable in cash or property shall be paid out of surplus due to or arising from unrealized appreciation in value, or from a revaluation of assets. No dividend shall be paid if the Corporation is, or is thereby rendered, insolvent, or if its stated capital is, or thereby becomes, impaired.

                           6.02 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                           6.03     FISCAL YEAR. The fiscal year of the
                  Corporation shall end on the Saturday on or nearest to the 31st day of December of each year.

                           6.04     SEAL. The corporate seal shall have
                  inscribed thereon the name of the Corporation and the words "Corporate Seal, Indiana". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                           6.05 AMENDMENTS. Unless otherwise provided in the Articles of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board.

                                  ARTICLE VII

                    Indemnification of Directors, Officers,
                              Employees and Agents

                           7.01 AUTHORIZATION FOR INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each person who shall serve at any time as a director, officer or employee of the Corporation against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including pending or completed claims, actions, suits or proceedings arising out of any actual or alleged act or failure to act on the part of such person in connection with the administration (including establishment, operation and termination) of any pension plan, profit-sharing plan or other employee benefit plan or plans maintained by the Corporation, provided that such person acted in good faith and for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such person did not act in good faith or for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           7.02     PAYMENT OF INDEMNIFICATION

                           (a) A person who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section
                  7.01 shall be entitled to indemnification as authorized in such Section.

                           (b) Except as provided in Section 7.02(a), any indemnification under Section 7.01, unless ordered by a court, shall be made by the Corporation only if authorized in the specific case:

                                    (1)      By the Board of Directors of the
                           Corporation acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that such person has met the standard of conduct set forth in Section 7.01, or,

                                    (2)      If a quorum under subparagraph (1)
                           is not obtainable with due diligence by:

                                             (i)   the Board of Directors of the
                                    Corporation upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the standard of conduct set forth in Section 7.01 has been met by such person or,

                                             (ii)  A vote of the majority of the
                                    shares of stock of the Corporation voting at a special or annual meeting of shareholders upon a finding that such person has met the standard of conduct set forth in Section 7.01.

                           (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if authorized by the Board of Directors, but subject to an undertaking by each person on whose behalf such advances are made to repay such amounts if such person is ultimately found not to be entitled to indemnification under the provisions hereof.

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

                           7.03 INDEMNIFICATION OF AGENTS. The Board of Directors may, by resolution, extend the indemnification provisions of this Article VII, as limited herein by Sections
                  7.01 and 7.02, to any person who is or was an agent of the Corporation or is or was serving at the request of the Corporation as the agent of another corporation, partnership, joint venture, trust or other enterprise.

                           7.04     GENERAL. The foregoing provisions of this
                  Article VII shall be deemed to be a contract between the Corporation and each director, officer and employee who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                           The foregoing rights of indemnification shall not be
                  deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled apart from the provisions of this By-Law.

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